Exhibit 99.1



                   CERTIFICATION PURSUANT TO
                    18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



 In connection with the Annual Report of New Harvest Capital Corporation (the "Company") on Form 10-KSB for the period ending April 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Joseph L. Murphy, President, Chief Executive Officer, and Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1)  The Report fully complies with the requirements of
Section 13(a) or Section 15(d) of the Securities Exchange Act of
1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




August 12, 2003              /s/Joseph L. Murphy
                             ------------------------------------
                             Name:  Joseph L. Murphy
                             Title: Chief Executive Officer and
                                    Chief Financial Officer
                                   (Principal Executive and
                                    Financial Officer)




 This certification accompanies the Report pursuant to Section
906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities
Exchange Act of 1934, as amended.